                                   EXHIBIT 21


                      SUBSIDIARIES OF BALDWIN & LYONS, INC.


                                                     STATE OR
                                                   JURISDICTION
                                                 OF ORGANIZATION
           NAME                                  OR INCORPORATION
--------------------------------               --------------------
Protective Insurance Company                           Indiana

Sagamore Insurance Company (1)                         Indiana

B & L Insurance, Ltd.                                  Bermuda

Baldwin & Lyons, California                            California

Customer Service Plan, Inc. (3)                        Indiana

Baldwin & Lyons, Inc. (3)                              Illinois

Baldwin & Lyons, Inc. (3)                              North Carolina

Baldwin & Lyons, Inc. (3)                              Michigan

Baldwin & Lyons, Inc. (3)                              Ohio

Sagamore Holdings, Inc. (2)(3)                         Indiana




   (1)   Wholly-owned subsidiary of Protective Insurance Company

   (2)   Wholly-owned subsidiary of Sagamore Insurance Company

   (3)   Company currently inactive

        57